Exhibit 3.15

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CAESARS LINQ, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-NINTH DAY OF MARCH, A.D. 2011, AT 1:05 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TENTH DAY OF AUGUST, A.D. 2011, AT 5:54 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TENTH DAY OF AUGUST, A.D. 2011, AT 5:59 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “CAESARS LINQ, LLC”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4960707 8100H	AUTHENTICATION:	1670436
141141550	DATE:	09-04-14
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:17 PM 03/29/2011 FILED 01:05 PM 03/29/2011 SRV 110351690 - 4960707 FILE

CERTIFICATE OF FORMATION

OF

CAESARS LINQ, LLC

Dated as of March 29, 2011

This Certificate of Formation is being filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act, in connection with the formation of CAESARS LINQ, LLC, a Delaware limited liability company (the “Company”).

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1. Name. The name of the limited liability company is “CAESARS LINQ, LLC”.

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The registered agent of the Company at such address is Corporation Service Company.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

/s/ Jill Eaton
Name: Jill Eaton
Title: Authorized Person

[CAESARS LINQ - CERTIFICATE OF FORMATION]

State of Delaware Secretary of State Division of Corporations Delivered 05:59 PM 08/10/2011 FILED 05:54 PM 08/10/2011 SRV 110909178 - 4960707 FILE

CERTIFICATE OF MERGER

Dated as of August 10, 2011

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The names and jurisdiction of formation of each of the constituent limited liability companies are as follows:

CAESARS LINQ, LLC	Delaware

FLV LAND CO., LLC	Delaware

SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies that is to merge.

THIRD: The name of the surviving limited liability company is CAESARS LINQ, LLC.

FOURTH: The executed agreement of merger is on file at the office of the surviving limited liability company, which is located at One Caesars Palace Drive, Las Vegas, Nevada 89109.

FIFTH: A copy of the agreement of merger will be furnished by the surviving limited liability company, on request and without cost, to any member of any constituent limited liability company of the merger.

[Signature page follows]

IN WITNESS WHEREOF, Caesars Linq, LLC has caused this certificate to be signed by an authorized person on the date first written above.

CAESARS LINQ, LLC

By:	/s/ Jonathan Halkyard
	Name:	Jonathan Halkyard

[CAESARS LINQ - FLV LAND CO CERTIFICATE OF MERGER]

State of Delaware Secretary of State Division of Corporations Delivered 05:59 PM 08/10/2011 FILED 05:59 PM 08/10/2011 SRV 110909194 - 4960707 FILE

CERTIFICATE OF MERGER

Dated as of August 10, 2011

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The names and jurisdiction of formation of each of the constituent limited liability companies are as follows:

CAESARS LINQ, LLC HLV LAND CO., LLC	Delaware Delaware

SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies that is to merge.

THIRD: The name of the surviving limited liability company is CAESARS LINQ, LLC.

FOURTH: The executed agreement of merger is on file at the office of the surviving limited liability company, which is located at One Caesars Palace Drive, Las Vegas, Nevada 89109.

FIFTH: A copy of the agreement of merger will be furnished by the surviving limited liability company, on request and without cost, to any member of any constituent limited liability company of the merger.

[Signature page follows]

IN WITNESS WHEREOF, Caesars Linq, LLC has caused this certificate to be signed by an authorized person on the date first written above.

CAESARS LINQ, LLC

By:	/s/ Jonathan Halkyard
	Name:	Jonathan Halkyard

[CAESARS LINQ - HLV LAND CO CERTIFICATE OF MERGER]